Exhibit 10.28

LIMITED LIABILITY COMPANY AGREEMENT

OF

INLAND AMERICAN HYDE PARK, L.L.C.

This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of Inland American Hyde Park, L.L.C., a Delaware limited liability company (the “Company”), is entered into by Inland American Real Estate Trust, Inc., a Maryland corporation, as the sole equity member (“Member”), and Special Member, LLC, a North Carolina limited liability company, as the Special Member.  Initially capitalized terms used herein and not otherwise defined have the meanings set forth on Schedule A hereto.

The Member formed the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (Title 6, Chapter 18 §18-101 et seq.), as amended from time to time (the “Act”) by filing the Certificate of Formation with the Delaware Secretary of State on November 1, 2005.

Now, therefore, by execution of this Agreement, the Member and Special Member hereby agree follows:

1.                                       Name.

The name of the Company is Inland American Hyde Park, L.L.C.

2.                                       Principal Business Office.

The principal business office of the Company shall be located at 2901 Butterfield Road, Oak Brook, Illinois 60523, or such other location as may hereafter be determined by the Member.

3.                                       Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

4.                                       Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

5.                                       Members.

a.                                       The name and the mailing address of the Member is set forth on Schedule B attached hereto.

b.                                      Subject to Section 9(b), the Member may act by written consent of all Members.

c.                                       Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee to the Company, effective immediately prior to such assignment, pursuant to Section 21, or (ii) the resignation of the Member and the admission of an additional member of the Company, effective immediately prior to such resignation, pursuant to Section 22), each Person who has executed a counterpart to this Agreement acknowledging their obligation to become a member of the Company under certain circumstances as specifically set forth herein (a “Special Member”) shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a member of the Company and shall continue the Company without dissolution.  No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement; provided, however, a Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member.  A Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets.  Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company.  A Special Member, in its capacity as Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, a Special Member, in its capacity as a Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company.  Prior to its admission to the Company as a member of the Company, each Person agreeing to act as a Special Member shall not be a member of the Company and have no rights to profits, losses or to exercise any control over the Company.  At all times while the Indebtedness is outstanding, the Company shall have at least one Person who is willing to serve as Special Member and has executed a counterpart hereto.

6.                                       Certificates.

SCOTT W. WILTON, as an “authorized person” within the meaning of the Act, has executed, delivered and filed the Certificate of Formation with the Secretary of State of the State of Delaware.  Upon the filing of the Certificate of Formation with the Secretary of State, his powers as an “authorized person” ceased and the member thereupon became the “authorized person” within the meaning of the Act.  The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the State of New York and in any other jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity and this Agreement shall continue until cancellation of the Certificate of Formation as provided in the Act.

7.                                       Purposes.

Subject to Section 9(b), the purposes of the Company are to engage in the following activities:

a.                                       to acquire, own, hold, administer, service, lease, operate, repair, maintain, manage, sell, dispose of and otherwise deal with the Property;

b.                                      to incur the Indebtedness;

c.                                       to execute, deliver and perform the Basic Documents and all amendments thereto;

d.                                      to do such other things and carry on any other activities which are necessary, convenient or incidental to any of the foregoing purposes.

8.                                       Powers.

Subject to Section 9(b), the Company shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 conferred upon limited liability companies formed pursuant to the Act.  The Company, by or through the Member on behalf of the Company, may execute, deliver and perform the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement or the Act.  The foregoing authorization shall not be deemed a restriction on the powers of the Member to enter into other agreements on behalf of the Company.

9.                                       Management.

a.                                       Member(s).  Subject to Section 9(b), the business and affairs of the Company shall be managed by or under the direction of the Member.  Subject to Section 9(b), the Member has the authority to bind the Company.

b.                                      Limitations on the Company’s Activities.

(i)                                     This Section 9(b) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose entity” for the purpose of the Indebtedness.  So long as any portion of the Indebtedness is outstanding the provisions of this Section 9(b) shall supercede and control any other provision hereof to the contrary.

(ii)                                  The Member shall not, so long as any Indebtedness is outstanding, amend, alter, change or repeal Sections 5(c), 7, 8, 9, 20, 21, 22, 24, 26 or 30 of this Agreement without the written consent of Lender.

(iii)                               Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company or the Member, so long as any Indebtedness is outstanding, neither the Company nor the Member nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior written consent of the Special Member to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action, or dissolve or liquidate the Company, or consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company.

(iv)                              So long as any Indebtedness is outstanding, the Company shall, and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises.  The Company shall, and the Member also shall cause the Company to:

(1)                                  be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property), entering into the Basic Documents with the Lender, refinancing the

Property in connection with a permitted repayment of the Indebtedness, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(2)                                  not engage in any business unrelated to the acquisition, development, ownership, operation, leasing, repair, maintenance, management, disposal or operation of the Property;

(3)                                  not have any assets other than those related to the Property;

(4)                                  pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(5)                                  not fail to correct any known misunderstanding regarding the separate identity of such entity;

(6)                                  file its own tax returns; provided, however, that the Company’s assets and income may be included in a consolidated tax return of its parent entities if inclusion on such consolidated tax return is in compliance with applicable law;

(7)                                  maintain its own resolutions and agreements;

(8)                                  not commingle its funds or assets with those of any Person or participate in any cash management system with any other Person, except with respect to a custodial account maintained by the Member on behalf of Affiliates of the Company and, with respect to funds in such custodial account, separately account for each item of income and expense applicable to the Property and Company;

(9)                                  hold its assets in its own name;

(10)                            conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of the Company;

(11)                            maintain balance sheets, operating statements and other entity documents separate from any other Person and not permit its assets to be listed as assets on the financial statement of any other entity except as required or permitted by GAAP; provided, however, that (A) any such consolidated financial statement shall contain a note indicating that it maintains separate balance sheets and operating statements for the Company and the Property; or (B) if such Person is controlled by the Special Member, then such Person may be included in the consolidated financial statement of the Special

Member provided such consolidated financial statement contains a note indicating that it maintains separate financial records for each Person controlled by the Special Member;

(12)                            have a sufficient number of employees in light of its contemplated business operations, which may be none;

(13)                            observe all limited liability company formalities, as applicable;

(14)                            have no indebtedness (including loans (whether or not such loans are evidenced by a written agreement) between Company and any Affiliates of the Company and relating to the management of funds in the custodial account maintained by the Member) other than (i) the Indebtedness, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of the Company, which liabilities are not more than sixty (60) days past the due date (unless disputed in accordance with applicable law), are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to this Agreement, or the Loan Agreement or the other Basic Documents;

(15)                            not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to the Loan Agreement or the other Basic Documents;

(16)                            not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(17)                            allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(18)                            not maintain or use invoices and checks bearing the name of any other Person, provided, however, that Member, on behalf of such Person, maintain and use invoices and checks bearing Member’s name;

(19)                            not pledge its assets for the benefit of any other Person;

(20)                            hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of the Company and not as a division or part of any other Person other than Member or Special Member;

(21)                            maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(22)                            not make loans to any Person or hold evidence of indebtedness issued by any other person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(23)                            not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and not identify itself as a division of any other Person other than Member or Special Member;

(24)                            not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (A) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party and/or (B) in connection with or as permitted by the Loan Agreement or the other Basic Documents; and

(25)                            except as provided in the Basic Documents, not have any of its obligations guaranteed by any Affiliate.

Failure of the Company, or the Member on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member.

10.                                 INTENTIONALLY OMITTED.

11.                                 INTENTIONALLY OMITTED.

12.                                 Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Member, Special Member or other Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Special Member of the Company.

13.                                 Capital Contributions.

The Member is deemed admitted to the Company as the member of the Company upon the execution and delivery of this Agreement.  The Member has contributed the amount of cash to the Company listed on Schedule B attached hereto.

14.                                 Additional Contributions.

The Member is not required to make any additional capital contribution to the Company.  However, a Member may make additional capital contributions to the Company at any time.  To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement.  The provisions of this Agreement, including this Section 14, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and no Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

15.                                 Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated solely to the Member.

16.                                 Distributions.

Distributions shall be made at the times and in the aggregate amounts determined by the Member.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or the Basic Documents.

17.                                 Books and Records.

The Member shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business.  The books of the Company shall at all times be maintained by the Member.  Each Member, if more than one, and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours.  The Company shall not have the right to keep confidential from the Member any information which it would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act.  The Company’s books of account shall be kept using the method of accounting determined by the Member.  The Company’s independent auditor shall be an independent public accounting firm selected by the Member.

18.                                 Reports.

So long as any Indebtedness is outstanding, Member shall:

a.                                       Within sixty (60) days after the end of each fiscal quarter, cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

(i)                                     unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

(ii)                                  unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter; and

b.                                      Within ninety (90) days after the end of each fiscal year, cause to be prepared an audited or unaudited report setting forth as of the end of such fiscal year:

(i)                                     a balance sheet of the Company;

(ii)                                  an income statement of the Company for such fiscal year; and

(iii)                               a statement of such Member’s capital account.

c.                                       The Member shall, after the end of each fiscal year, use reasonable efforts to cause the Company’s independent accountants to prepare and transmit to each Member as promptly as practicable such tax information as may be reasonably necessary to enable such Member to prepare its federal, state and local income tax returns relating to such fiscal year.

19.                                 Other Business.

The Member, the Special Member and any Affiliate of the Member or the Special Member may engage in or possess an interest in other business ventures of every kind and description and unconnected with the Company, independently or with others.  The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

20.                                 Exculpation and Indemnification.

a.                                       To the fullest extent permitted by applicable law, no Member, Special Member, manager, employee or agent of the Company and no director, officer, employee, representative, agent or Affiliate of the Member and/or Special Member (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person with respect to the Property, the Company and/or the Indebtedness in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

b.                                      To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person with respect to the Property, the Company and/or the Indebtedness in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

c.                                       To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

d.                                      A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

e.                                       To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall, to the fullest extent permitted by applicable law, not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

f.                                         The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

21.                                 Assignments. Without the prior written consent of Lender, neither Company nor its Member, except as permitted under the Loan Agreement or the other Basic Documents, shall:

(i)                                     directly or indirectly sell, transfer, convey, mortgage, pledge, or assign the Property, any part thereof or any interest therein (including any ownership interest in Company or Member),

 (ii)                               further encumber, alienate, grant a lien or grant any other interest in the Property or any part thereof (including any ownership interest in Company and the Member) whether voluntarily or involuntarily,  or

(iii)                               enter into any easement or other agreement granting rights in or restricting the use or development of the Property.

If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.   Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be a Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

22.                                 Resignation.  So long as any Indebtedness is outstanding, the Member may not resign as a member unless consistent with the transfer and substitution provisions of the Loan Agreement.  If a Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

23.                               INTENTIONALLY OMITTED.

24.                                 Dissolution.

a.                                       Subject to Section 9(b), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the retirement, resignation or dissolution of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by the Act or this Agreement or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

b.                                      Notwithstanding any other provision to the contrary, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member respectively to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.  Notwithstanding any other provision of this Agreement, the Member and each Special Member waives any right it might have under the Act to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member or the occurrence of an event that causes a Member or a Special Member to cease to be a member of the Company.

c.                                       In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

d.                                      The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

25.                                 Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each Member and Special Member hereby irrevocably waives any right or power that such Member or Special Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.  No Member shall have any interest in any specific assets of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to Section 16 hereof.  The interest of the Member in the Company is personal property.

26.                                 Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member.  Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

27.                                 Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

28.                                 Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

29.                                 Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

30.                                 Amendments.

Subject to Section 9(b), this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

31.                                 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

32.                                 Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail, or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of a Member, to such Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the 1st day of November, 2005.

COMPANY:

INLAND AMERICAN HYDE PARK, L.L.C., a Delaware limited liability company

By:	INLAND AMERICAN HYDE PARK MEMBER, L.L.C., a Delaware limited liability company, its sole member,

By:	INLAND AMERICAN HYDE PARK MEMBER II, L.L.C., a Delaware limited liability company, its Manager

By:	INLAND AMERICAN REAL ESTATE TRUST, INC., a Maryland corporation, its sole member

	By:	/s/ Valerie Medina
		Name:	Valerie Medina
		Its:	Assistant Secretary

MEMBER:

INLAND AMERICAN REAL ESTATE TRUST, INC., a Maryland corporation

	By:	/s/ Valerie Medina
		Name:	Valerie Medina
		Its:	Assistant Secretary

SPECIAL MEMBER:
SPECIAL MEMBER, LLC, a North Carolina limited liability company

By:	Aberjona Investments, LLC, a North Carolina limited liability company, its sole member

	By:	/s/ John R. Hosmer, Jr.
John R. Hosmer, Jr., Manager

CERTIFICATE

Attached hereto is a true, correct and complete copy of the resolution of Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, which was passed on November 22, 2005 and which has not been amended, modified or terminated.

Dated:  November 22, 2005

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation

By:	/s/ Gary Pechter
Gary Pechter Secretary

The Board of Directors of Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (“IWEST”), adopted the following resolutions in connection with the normal and customary carve outs to the nonrecourse provisions for Inland American Real Estate Trust, Inc. (“IARETI”) financings, directly or indirectly through one or more wholly-owned entities now existing or hereafter created (the “Subsidiaries”) and the incurrence of indebtedness by IARETI or any Subsidiaries:

RESOLUTON FOR CARVE OUT INDEMNITY

IWEST shall be directly liable for the normal and customary carve out exceptions to the nonrecourse provisions for IARETI financings, provided that IARETI shall be substituted for IWEST under such carve out indemnity upon IARETI obtaining a net worth of at least $300,000,000 and satisfaction of lender’s reasonable release conditions.

SCHEDULE A

Definitions

A.                                   Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” has the meaning set forth in the Loan Agreement.

“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented form time to time.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged as bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.  The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Basic Documents” means Loan Agreement, Consolidated, Amended and Restated Promissory Note, Consolidated, Amended and Restated Mortgage and Security Agreement (or similar security instrument), Indemnity Agreement and any other loan documents executed by the Company in favor of the Lender evidencing or securing the Indebtedness.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on November 1, 2005, as amended or amended and restated from time to time.

“Company” means Inland American Hyde Park,  L.L.C., a Delaware limited liability company.

“Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise.  “Controlling” and “Controlled” shall have correlative meanings.  Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 20a.

“GAAP” means generally accepted accounting principals.

“Indebtedness” means the obligations of the Company evidenced by the Note.

“Indemnity Agreement” means that certain Indemnity Agreement between the Company, Inland Western Retail Real Estate Trust, Inc. and Bears Stearns Commercial Mortgage, Inc.

“Lender” means Bears Stearns Commercial Mortgage, Inc. and its nominees, successors and assigns.

“Loan Agreement” means that certain Loan Agreement by and between the Company and Bears Stearns Commercial Mortgage, Inc.

“Member” means Inland American Real Estate Trust, Inc., a Maryland corporation, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Member.

“Note” shall mean that certain promissory note made by Company in the original principal amount of $8,100,000.00 in favor of Bears Stearns Commercial Mortgage, Inc., as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

“Officer’s Certificate” has the meaning assigned to that term in the Loan Agreement.

“Property” means that property listed on Schedule C.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Rating Agency” has the meaning assigned to that term in the Loan Agreement.

“Special Purpose Entity” has the meaning assigned to that term in the Loan Agreement.

“Special Member” means Special Member, LLC, a North Carolina limited liability company, as the initial Special Member of the Company, and includes any Person admitted as a successor special member pursuant to the provisions of this Agreement.

B.                                     Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms.  The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.”  The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision.  The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement.  All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

SCHEDULE B

Member(s)

Name and Mailing Address	Agreed Value of Capital Contribution	Percentage Interest

Inland American Real Estate Trust, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523	$1,000.00	100%

SCHEDULE C

The Property

Commonly known as: Stop & Shop, Hyde Park, New York